Exhibit 10.9

CERTAIN MATERIAL (INDICATED BY THREE ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

TERM STORAGE CONTRACT

1.	Contract number

No: 2010-04

Dated: 15-08-2010

2.	Antwerp Terminal and Processing Company (the Company)

Antwerp Terminal and Processing Company

Beliweg 20

Port Nr 279

2030 -Antwerp, Belgium

3.	Principal/Client

Vitol S.A.

Boulevard Du Pont D’Arve 28

P.O. Box 384

1211 GENEVA

Switzerland

4.	Storage period

Duration:

Start: 12-01- 2010*

End: 12-01- 2015**

*	The start date is indicative on a tank by tank basis. As per August 1st 2010, the tanks listed in Article 7 will be made available to the Client on a best endeavours basis as per the availability schedule. Invoicing shall be based upon actual availability on a pro rata basis.
**	The end date is the end date for all commitments regardless of operational start date of specific tanks as allowed by above footnote.

5.	Products

Jet / Kero

6.	Storage location (Terminal)

Beliweg 20

Port Nr 279

2030, Antwerp, Belgium

Port and Draft restrictions	: Ref. Appendix 1
Opening hours of the terminal	: Ref. Appendix 1
Nominations and Operational procedures	: Ref. Appendix 2

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.	Contractual Capacity

Contractual capacity :                                         267,091 m3

Products will be stored on a dedicated basis.

Tank	Contractual Capacity (m3)**	Nett capacity (m3)**	Earliest availability*	Flow rate in-out, before (m3/hr)	Flow rate in-out after modification (m3/hr)
TK 298***	10,320.555	9,907.415	19 JULY 2010	800-250	800-400
TK 299***	10,390.068	9,974.140	19 JULY 2010	800-250	800-400
TK 600**	26,998.674	25,917.898	1 JAN 2013	800-550	2000-1250
TK 601**	26,660.066	25,592.845	1 JAN 2012	N.A.	2000-1250
TK 602**	26,446.350	25,387,683	1 NOV 2011	800-550	2000-1250
TK 603**	27,130.871	26,044.803	25 AUG 2011	N.A.	2000.1250
TK 604**	27,028.226	26,996.206	1 JAN 2013	N.A.	2000-1250
TK 605**	17,712.198	17,003,166	18 JUL 2011	800-550	2000-1250
TK 606	26,080.042	25,036.039	25 AUG 2010	N.A.	2000-1250
TK 607	17,112.657	16,427.625	8 DEC 2010	800-550	2000-1250
TK 608	25,055.474	24,052,986	1 FEB 2011	800-550	2000-1250
TK 609**	8,603.595	8,259.187	1 JAN 2013	800-550	2000-1250
TK 610**	17,552.631	16,849.986	1 OCT 2010	800-550	2000-1250

All tanks are permitted Class 2 and equipped with an internal floating roof, suitable for handling and storing hydro carbon products with a flashpoint > 22°C.

*	These dates are indicative and the Company shall not be held liable for any changes in actual availability. Upon these dates the tanks will be ready to receive a first quantity of jet for a 14 day soak-test to be performed in coordination between Company and Client. During this soaking period, the applicable tank rental fee mentioned in article 9 of this contract will be charged to the Client with a 25% discount. The Company shall provide the Client with 1 month notice period prior to the actual delivery date of any given tank.
**	All tanks need to be re-calibrated after refurbishment. Therefore the commercial volume and invoice volume could change to the above mentioned volumes.
***	Tanks 298 and 299 needs to be re-delivered in 2011 for a 6 week period each to equip an internal floating roof and obtain full JIG compliancy. Tank 298 needs to be empty in week 18 — 2011 and will be out of service till week 23. Tank 299 needs to be empty in week 24 — 2011 and will be out of service till week 29. The tank rental fee will not be payable by the client during the actual period of loss of capacity for these upgrade works, but will be payable during the period required for the JIG inspection.

8.	Means of delivery

Receipt ex seagoing vessel, barge or pump-over.

Redelivery into seagoing vessel, barge, BPO or pump over.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.	Rates (expressed in Euro)

a)	Tank rental upon contract commencement	[***]

Expressed in cubic meter (M3) per contractual capacity per month or part thereof.

Tank rental rate includes:

•	Delivery from seagoing vessel or barge (in min. parcel size 800 Mt)

•	Redelivery into seagoing vessel or barge (min. parcel size 800 Mt)

•	Storage during the period

•	Standard documentation on ship’s departure at terminal (B/L, AAD, T1, Timesheet, Master receipt document, SDS)

•	[***] free throughputs per [***] (calculated as 1 import and export of the Nett tank capacity)*

*	Volumes exported into BPO are deducted from the calculated throughput volumes.

b)	Additional Throughput Surcharge	[***]

Charged on the difference, expressed in M3 at 15°c, between the actual throughput per year and the free throughput mentioned in paragraph a), per M3.

c)	Pumpover Surcharge	[***]

Per M3 at 15°c pumped over from shoretank to shoretank within the Terminal.

A minimum charge based on [***] m3 per operation shall apply.

Pumpovers for the purpose of transferring product into the certified BPO export bund (tanks 600, 601, 602 and 603) are excluded.

d)	Homogenisation Surcharge per hour (in shore tank)	[***]

Minimum [***] hours applies — homogenization by means of circulation.

e)	Board-to-board Surcharge	[***]

(Availability to be confirmed by Terminal on a case by case basis—board /board or via shorelines)

Minimum quantity of [***] M3 at 15°c.

f)	Handling of additives	[***]

Expressed in Euros per operation.

Delivery, receipt and operation of additives shall take place after consultation with the Terminal. This rate is the all-in rate for Stadis additivation.

g)	BPO delivery per M3	[***]

All 3rd Party costs related to the transfer of product into the BPO System are not included in the m3 fee and are charged to the Client on a [***] basis.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

h)	Additional Documentation

Supply of Certificate of Origin	[***]
Customs Services (per document)
EUR1, Form A, INF3, ATR, (only will be charged when documentation needs to be counter-signed by Customs or Chamber of Commerce).

Rates exclude:

VAT and any other taxes, levies, fees, quay dues, port charges, and any other 3rd party fees charged by 3rd parties such as the Port authority, Customs (i.e. when T1 goods are handled after 20:00 and between 08:00 in the morning (CET), weekends and holidays), Ship’s representative and Cargo representative etc... Company will invoice these fees to the Client [***].

10.	Terms of Operation

10.1	Movements

Oil movement planning including quality and quantity must be clearly identified and detailed by the Client in writing and intimated to the Company well in advance for execution via a nomination (see appendix 2). The Company will not be responsible for any effect of oil movement planning whatsoever. In implementing the oil movement planning, the Company shall follow the instructions of the Client, but the Client should always observe and consider the Quality and Quantity requirements of tank heels bottoms i.e. ROB.

10.2	Jetties

Regarding berth planning, the Company shall apply the first come — first serve rule. Being first is determined based upon actual arrival, secondly at nomination date. However Sea Going Vessels will get priority over barges once lifted anchor from pilot station or already shifting within Port of Antwerps waters. The Company will retain the possibility to change from the above if the decision results in a joint gain in time for Company and Client.

10.3	Quality certificates

The Client will share the quality (re-)certification results of the product in tank with the Company in order for the Company to follow up the traceability of product stored in accordance with the JIG requirements.

10.4	Roof landings

Under normal operation, the Company allows the Client to land the internal floating roof on her legs the number of times of free throughputs as stipulated in clause 9. This clause only applies for tanks no. 606, 607 and 608.

Currently there are no official local restrictions regarding roof landings which create vapor spaces and additional emissions, however when put in place, this clause will get adjusted accordingly for all tanks in the Contract.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.5	Lines

Within this Contract the Client will have a dedicated line system to import and export her products, unless tanks get sub leased to another party. The Company shall always seek to operate the Terminal with packed lines. Therefore the products in the lines are owned by the Client and form part of the total stock that is kept on site. IF a third party is contracted which will use the dedicated jet system, thereby becoming a comingled pipeline system, the Company and the Client will agree a new set of product quality guidelines and receipt procedures to ensure JIG guidelines and Def Stan traceability, specifically FAME, are maintained for all users, prior to any start date.

11.	Product Acceptance procedure

Upon nomination of a vessel/barge for a discharge operation the Client will provide the actual specifications of the cargo on board, containing at least the following:

•	Density

•	Freewater

•	Colour

•	Conductivity

•	Temperature

•	Viscosity

•	Flash

•	Particulate

When the Terminal requests all or any of the above mentioned specifications and is not properly informed by the Client the Terminal shall delay discharge until handling and quality plan is agreed with client. When cargoes are nominated for discharge that could increase the operational attention needed before, during or after discharge, the Client shall make all endeavours to inform the terminal accordingly up front (high particulate contamination, amounts of free water, low conductivity when discharging into an empty tank etc.).

Terminal shall also be informed of SDS and REACH Number for each delivery prior to discharge.

12.	Tank cleaning & Maintenance

The tanks mentioned in this Contract are technically and operationally prepared to store Jet fuel prior to the commencement of the Contract. On completion of the Contract the tank shall be redelivered in a state suitable for storage of Jet fuel. In accordance to the JIG regulations every tank needs tank cleaning 1 year after commissioning and once every three years thereafter. Additional cleaning might be necessary prior to contract expiry. All costs Involved in cleaning the tanks are to the Client’s account. A copy of the invoice of the cleaning company will be attached to our invoice with a surcharge of [***]% for coordination and administration costs. The contractual storage rate is applicable during inspection and cleaning works.

Timing of planned maintenance will always be mutually agreed between the Company and the Client. Timing is always indicative and no rights can be reserved to the agreed. During planned maintenance for cleaning and regulatory inspection rental fees will be charged as outlined in clause 9 of this Contract. For any other maintenance, e.g. upgrades, replacements, and general damage or failure of equipment, rental fees will not be charged in line with the capacity lost.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emergency maintenance is all maintenance that needs immediate action and no communication could or has taken place to mitigate upfront. If one of the tanks mentioned in the Contract or parts of the hardware that are linked to these tanks, require emergency maintenance, the Client might be requested to move out her product. The Client has then to act accordingly; the Company shall then make all endeavours to put the hardware back in service as soon as possible. During Emergency maintenance the lost capacity rental fees will not be charged to the client in line with the capacity lost.

13.	Contractual loss

The Company will be responsible for product losses in storage and handling that exceed [***]% of the annual volumes handled. This excludes losses or damage resulting from negligent acts or omissions of the Client. Losses will be calculated based on volumes received in Terminal and volumes re-delivered by the Terminal. Losses will be settled annually at the 1st of January at midnight. An independent surveyor will be appointed by Vitol S.A. to determine actual stocks at year-end. Same measurements will be used at time of settlement.

14.	Sub-leasing of Clients tank to a 3rd Party

The Client may not sublease its capacity to a third party without the consent of the Company, which consent shall not be unreasonably conditioned, withheld or denied.

For greater certainty, such consent shall not be withheld if the proposed sublessee:

(i)	is capable of performing its duties and responsibilities under this Contract,

(ii)	executes a sublease agreement (which shall be executed by the Company and the sublessee and acknowledged by the Client identifying the tanks to be assigned and acceding to the terms and conditions of this Contract and the General Terms and Conditions of the Terminal,

(iii)	provides adequate evidence of insurance coverage for the products to be stored during the period of the sublease

(iv)	holds title to the product stored in the subleased capacity.

The termination date of any such assignment shall at its latest be coterminous with the termination date of this Contract. All commercial and operational interface with the Company shall be with the designated sublessee (and not with the Client). The Client shall remain Jointly and severally liable with such sublessee and unless otherwise set forth in the sublease agreement, the commercial terms hereunder shall remain unchanged and applicable to any such sublease of capacity.

The incremental proceeds of any sub-lease arrangement shall be [***] between Company and Client.

3rd Party Supply Chain Clients

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Notwithstanding the above, the Client may make arrangements with 3rd Parties with which it has entered into a supply chain contract for Joint operation of its tanks. In such cases the title and risk of the product shall always remain with the Client, and all payable fees shall continue to be paid by the Client at all times, irrespective of to whom a service was rendered. The Client shall inform the Company of any such 3rd Party supply-chain arrangements including operational particulars prior to such arrangement taking effect

15.	Index / (De) escalation clause

The rates in Article 9 will be (de)escalated on each anniversary of the start date of the contract, by [***]% of the general Belgian Index of Retail Prices based upon the index of December of YR — 2 versus December YR — 1, as published by the Belgian Ministry of Economic Affairs.

http://statbel.fgov.be/nl/statistleken/clijfers/economie/consumptieprijzen/consumptieprijlsindexen/aigemene_index/index.jsp

16.	Invoicing and payment

Tank Rental fee will be invoiced monthly; invoices will be issued at the beginning of each calendar month, in advance. All other charges (Pumpovers, Homogenization, Additivation, Additional throughput, etc...) for any other services rendered will be invoiced upon expiry of the month in which the respective service was rendered.

Excess throughput as per Article 9b shall be invoiced on a monthly basis once the free throughput allowed under this contract has been achieved.

Invoices are payable in the currency as invoiced and within 15 days after the date of invoice and before final lifting of product.

17.	Insurance

a)	Title and risks of the oil products will remain with Client at all time.

b)	Client will be responsible for insuring the oil stored under this Contract at their cost and expense.

c)	Both Parties will be responsible for procuring third party liability insurance to cover their respective legal liabilities arising from their responsibilities under this Contract.

18.	General terms and conditions

The General Conditions for Tankstorage In the Netherlands (VOTOB) and the VOTOB jetty conditions shall be applicable to this Contract.

19.	Modification of the General Conditions

The provisions set forth in the Contract may be modified by a decision of the Terminal in accordance with technical or legal requirements. In this case the Terminal shall endeavour to give at least three months notice, except in the event of urgency in particular regarding regulations and safety measures.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

20.	Equity Clause

In the event of unexpected, heavy changes in exploitation costs, or important disruption of the general economy, or any duty or tax not already included, the parties to this Contract will meet to discuss the necessity of modifying part or all of the conditions of this Contract.

21.	Law and jurisdiction:

Swiss law and English language will govern the present Contract.

For every dispute not settled amicably the only qualified jurisdiction will be the court of Geneva, Switzerland.

22.	Notices

All notices which may be given under any provisions of this Contract shall be in writing in English and deemed to have been duly given when (a) served by (i) facsimile or other written electronic means and communication confirmed by registered airmail, (ii) personally or (iii) mailed by certified or registered first class mail, return receipt requested, postage prepaid and (b) properly addressed to the Parties at their addresses first below written or to such other address as each of the Parties may designate in writing to the other Parties in the manner provided in this Clause 13, together with copies as follows:

In case of notice to Company:

Antwerp Terminal and Processing Company

Beliweg 20

Port Nr 279

2030 Antwerp, Belgium

In case of notice to Vitol Distillate Matrix

Vitol Distillates

E-mail:

Vitol S.A.

Boulevard Du Pont D’Arve 28

P.O. Box 384

1211 GENEVA

Antwerp Terminal and Processing Company	Vitol SA

/s/ Gert Quint

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 1

Berths available for gas oil loading and discharge operations

Berth No.	Draught (m)	Max Beam (m)	Min/Max LOA (m)	Loading Arms
01	11.30	Barge/Coaster	Barge/Coaster	8”
02	11.30	50	300 (MAX DWT 100,000)	12”
03	11.00	Barge/Coaster	Barge/Coaster	8”
04	11.00	Barge/Coaster	Barge/Coaster	8”
05	12.50	50	300 (MAX DWT 100,000)	2* 12”
07	11.00	28	200	2* 12”
08	11.00	Barge/Coaster	Barge/Coaster	8”

1. Above stated draughts are general figures. Contact the local harbour authorities for the latest draught restrictions.

Minimum vessel capabilities

Vessels calling at the Terminal with a DWT tonnage of more than 25,000 shall be able to maintain a minimum pumping or receiving rate of 1000 m3 per hour or 7 bar at the ships manifold.

Vessels calling at the Terminal with a DWT tonnage between 10,000 and 25,000 shall be able to maintain a minimum pumping or receiving rate of 800 m3 per hour

Vessels calling at the Terminal with a DWT tonnage between 5,000 and 10,000 shall be able to maintain a minimum pumping or receiving rate of 600 m3 per hour.

Vessels calling at the Terminal with a DWT tonnage lower than 5,000 shall be able to maintain a minimum pumping or receiving rate of 400 m3 per hour.

In the event that the abovementioned performance criteria are not met by a vessel, the Terminal shall have the right to unberth such vessel if it is causing delays to other vessels’ operations.

Surveying

Before loading and unloading of vessels the Principal must appoint an independent surveying company. When failing to do so the Terminal may nominate one, on behalf of the Principal and all costs will be for account of and invoiced to the Principal.

Working hours and overtime:

For operations the Terminal is working on a 365/7/24 basis

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

For emergency please contact key-personnel at below stated phone numbers.

Contact details key-personnel:

General Manager	:	Ronald Okker / Gert Quint
E-mail	:	rok@vtti.com
Tel	:	+ 31 6 1094 3981

HS&E Manager	:	Wouter van de Velde
E-mail	:	wov@atpc.vtti.com

Operations Manager	:	Dirk Pissierssens
E-mail	:	dkp@atpc.vtti.com
Tel	:	+32 475 48 48 98

Customers Service	:	Jasper Schmeetz
E-mail	:	jhs@vtti.com
Group email	:	BE.logistics@atpc.vtti.com
Tel	:	+ 32 470 13 20 43

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 2

NOMINATION AND OPERATIONAL PROCEDURES

All activities performed by Customer Services (CS) and Operations, involving movement of product physically or administrative at the Terminal are backed by a formal order from the customer.

Orders performed at the Terminal:

AST	Administrative Stock Transfer
BLE	Blending
CLN	Tank cleaning
DBA	Discharge barge
DVE	Discharge vessel
HEA	Heating
HOM	Homogenising
IMP	Importation
ITS	In-tank-sale
LBA	Load barge
LVE	Load vessel
MAI	Maintaining
PPO	Pipeline out
SDC	Stock density correction
SER	Generic services
STR	Stock transfer
TTT	Tank-to-tank transfer
WAS	Washing/ treatments
WDR	Water draining

All load or discharge nominations and other orders are to be received in writing via e-mail to the attention of Customer Services.

Customer Services receives the nominations/orders and enters these into TOMCAT. This is the terminal enterprise resource program.

Nominations for loading or discharging should at least include the following:

a.	Type operation: Loading or Discharging, Tank-to-tank transfer

b.	Name of vessel/barge

c.	Name of tank(s) involved

d.	Estimated Time of Arrival (ETA)

e.	Name product/quality

f.	Quantity per tank in m3 L15 or mt (vac)

g.	Surveyor appointed

h.	Customs status

i.	Document instructions: draft B/L one working day prior to departure.

j.	In case load nominations: receiver details, Name + Full address, excise number + VAT number

k.	In case discharge nominations: Analyses of product before discharging, SDS

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Customer Services approves nominations received based on the above. If one or more items are missing, the customer is informed accordingly and the order is not further processed. Once the missing items are received the order is processed.

Before handing over the nomination to Operations the order is checked again. When all relevant information is inserted into TOMCAT, the order is activated.

From this moment Operations is able to start the discharge or load operation.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.